Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of Whole Foods Market, Inc. (the “Company”) on Form 10-Q/A for the period ending January 16, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenda Flanagan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Glenda Flanagan
Glenda Flanagan
Chief Financial Officer
May 18, 2005

This certification accompanies this report pursuant to Section 906 of the Sarbanes–Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002 be deemed to be filed by the Company pursuant to Section 18 of the Securities Exchange Act of 1934, as amended.